Exhibit 10.1

AGRICULTURAL BANK OF CHINA
ABCS[2010]1003-1

AGRICULTURAL BANK OF CHINA
Loan Contract of Current Capital
No. 53010120110002461

Dear Client:
For your best interest, please read all provisions under this Contract carefully before executing it, especially those provisions in black, paying attention to your rights and obligations. Please feel free to contact the administering branch for any questions.

Table Contents
1. Definitions
2. Commitment by the Borrower
3. Basic Provisions
3.1.  Type of Loan
3.2.  Purpose of Loan
3.3.  Interest Rate, Penalty Interest and Compound Interest
3.4.  Loan Withdrawal and Payment
3.5.  Financial Index Monitoring
3.6.  Account Supervision
3.7.  Loan Repayment
3.8.  Loan Note
3.9.  Guaranty
3.10.  Rights and Obligations

4. Supplemental Provisions
4.1. Conditions on Loan Usage
4.2. Other Provisions

5. Legal Liability

6. Other Matters

Borrower (Full Name): Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.
Place of Residence: No.2 Jing You Road, Kunming National Economy &Technology Developing District
Legal Representative: Guihua Lan

Lender (Full Name): Agricultural Bank of China, Kunming Shuanglong Branch
Place of Residence: No. 51 Tangshuang Road, Kunming
Tel: +86-871-3113732                                  Fax: 86-871-3113732
Legal Representative: Qian He

Pursuant to the relevant PRC laws and regulations, the two parties, following consultations, mutually agree to enter into this Contract (“Contract”) as follows.

1.  Definitions
Unless otherwise provided, the terms included in this Contract shall be defined as below:

1.1 Loan Term: includes the total term for all loans and single term for each loan. The total term indicates the period dated from the release of first loan to the pay off of all principals and interests as prescribed in the Contract; single term indicates the period from date of releasing of single loan out of separate withdrawals to paying off of such single loan.

1.2 Line of Credit: indicates the limited amount of principal provided by the Lender to the Borrower within the valid period of line of credit as prescribed in the Contract. The Borrower is permitted for the recycle use of loan within the valid period of line of credit and the permitted amount of loan. However, the total amount of applied loan and unpaid loan under this Contract should not exceed the line of credit. The unused line of credit shall become invalid automatically upon the expiration of line of credit.

1.3 Electronic Self-service Channels: indicate the electronic channels of E-banking, Telephone banking or cash management channel be available for withdrawal provided by the Lender under the loan form of recycled self-service current capital.

1.4  Day/Date: indicates business day; where the last day/date of expiration falls on the public holiday or weekend, the last day/date will be extended to the first business day upon the end of public holiday or weekend.

1.5  LIBOR/HIBOR: indicates the inter bank offered rate of London/Hong Kong announced by Reuters for the corresponding term two working days prior to the interest bearing date.

1.6  Laws and Regulations: including laws, administrative regulations, local code and regulation, judicial interpretation and rules with legal effect.

2. Representations and Warranties of the Borrower

The Borrower represents and warrants that:

2.1 Loan application submitted complies with legal requirements: The Borrower is a legal entity which is duly incorporated and registered upon the approval of authorities concerned, or other organization.  It meets the state requirements of being a Borrower; it possesses good credit history, no material bad record; it clearly states the use of the loan and resource for repayment; it conducts no illegal activity.

2.2 Conduct no defect in the course of contract execution: The Borrower has performed all necessary procedures according to law or articles of incorporation, in order to execute this Contract or fulfill its obligations under this Contract; it is the Borrower’s legal representative or authorized agent who signs this Contract; the Borrower will actively handle produces of obtaining contract approval, contract registration or filing, or assist the Lender for this purpose; there is no other conditions making the Loan Contract defect in effective due to the Borrower.

2.3 To provide legal and effective guarantee: The Borrower assures that the Guarantor has performed all necessary procedures according to law or articles of incorporation in order to sign the Guaranty Contract or fulfill its obligations under the Guaranty Contract; The Guarantor has the right to set up guaranty by secured property; it is the authorized person who will sign the Guaranty Contract; The Borrower will urge the Guarantor to actively handle all procedures relating to Guaranty Contract approval, registration and filing, or assist the Lender for this purpose; it assures of no other conditions making the contract defect in effectiveness or causing material adverse changes.

2.4 To perform rights and obligations under the Contract with good faith: The Borrower will use the loan as per prescribed term, purpose and method, conducting no activity violated laws or regulations; it will actively assist concerned state authorities and the Lender in management of loan payment, management after loan releasing and related examinations; it will repay the loan at full amount and in a timely manner as required by the Contract, no escaping of debts by any method; it will obtain the Lender’s consent on significant events of outbound investment, substantial increase of debt financing and conducts of merger, dismantlement and share transfer; the Lender may choose to withdraw the loan ahead of schedule according to the Borrower’s condition of capital collection; the Borrower shall inform the Lender timely for material adverse event which could affect its ability of debt repayment; there is no other conditions of violating the obligations under this Contract.

2.5 The information relates to the Borrower, Guarantor and Shareholder provided by the Borrower are authentic, full, precise, legal and effective

3.  Basic Provisions

3.1. Type of Loan:
Lender provide loan as type (1) to Borrower.
(1) Ordinary Loan toward current capital
i   Currency and amount of loan (in Capital): RMB THIRTY FIVE MILLION YUAN
ii  Term of loan: One year
iii  Amount and term for single loan:
Loan Amount	Loan Date	Term of loan
RMB35,000,000

(if the table is not enough to fill in, please add additional table. The additional table is part of this contact.)

(2) Recyclable Liquid Capital
i.   Currency and amount of loan (in Capital):         /
ii.  Term of loan:   month   /   date / year to  month   /   date / year

(3) Self-Service Recyclable Liquid Capital
i.   Currency and amount of loan (in Capital):         /
ii.  Term of loan:   month   /   date / year to  month   /   date / year

3.2  Use of Loan: Research and development of new drugs, and purchase of raw materials

3.3  Interest Rate, Penalty Interest and Compound Interest

3.3.1 Loan Interest Rate

3.3.1.1 The interest rate of loans in RMB is determined as per Method (2) below:
(2) Floating Interest Rate: the interest will float by 5% based on the benchmark RMB interest rate for the same term announced by the People’s Bank of China in accordance with the date of each withdrawal and each term for single loan. Adjustment to the floating interest rate shall be made once in every THREE-month period. In case of adjustment made to benchmark RMB interest rate by the People’s Bank of China, the Borrower shall, starting from the corresponding day of loan in the first month of the next 3-month period after the adjustment, pay interest according to the adjusted benchmark interest rate for the relevant term and the new interest rate determined as per the above calculation method, without further notice. If there is no corresponding day of loan, the last day of such month shall be deemed as the corresponding day of loan.

3.3.2   Method of Interest Calculation, Interest Settlement

3.3.2.1 The interest on the loan hereunder shall be settled on a monthly basis, with the date of settlement falling on the 20th day of each month. The Borrower shall pay up the interest on every interest settlement day. If the last repayment day of the loan principal is not an interest settlement day, the outstanding interest shall be paid up immediately together with the principal.

3.3.2.2 For the loan being subject to fixed interest rate, the interest will be calculated as per agreed interest rate. For the loan being subject to floating interest rate, the interest will be calculated as per the interest rate determined on each floating period; if the interest rate floats frequently within a single period of interest settlement, it may calculate the interest for each floating period at first, and then calculate them in total. If the loan is subject to other interest rate, the interest shall be calculated as agreed method.

3.3.2.3 Where the date of loan maturity comes to the public holiday or weekend, the normal date of repayment shall be extended to the first business day after the public holiday or weekend, and the interest will be collected as per agreed method of interest calculation during the extension period.

3.3.3 Penalty Interest

3.3.3.1 Where the Borrower fails to return the principal on specified period as prescribed in this Contract, the Lender will collect a penalty interest at the rate of floating by 30% based on the specified loan interest rate dated from the over due period against the matured loan, until the principal and interest been paid off.

3.3.3.2 Where the Borrower fails to use the loan as per the prescribed purpose, the Lender will collect a penalty interest at a rate of floating by 50% based on the specified loan interest rate dated from the default period against the wrong used loan, until the principal and interest been paid off.

3.3.3.3 For the loan both overdue and fails to be used according to the proposed purpose as agreed in the Contract, the calculation of penalty interest rate will be subject to the highest rate.

3.3.4 Compound Interest
Where the Borrower fails to pay interest on due, the Lender will collect monthly compound interest for this purpose dated from the failure of paying interest matured. For those interests unpaid prior to the maturity of loan, a compound interest will be collected according to the loan interest rate as agreed in the Contract; for those interests afterwards, a compound interest will be collected according to the penalty interest rate as agreed in the Contract; Where the loan usage constitutes a breach of contract or the interests were not paid during the over due period, a compound interest will be collected according to correspondent penalty interest rate as agreed in the Contract.

3.4 Loan Withdrawal and Payment
3.4.1 Conditions on Loan Withdrawal
The Borrower shall meet all the requirements as below for application of withdrawal:

1)The Borrower possesses the subject qualification for loan application；the correspondent decision making or authorization institutions have approved the resolution on loan application according to law and concerned authorities have issued the necessary approval;

2) Related procedures for guarantee have been done as per the requirement of the Lender, and the guarantee becomes legal and effective;

3) The loan usage meets the requirements of laws and regulations, and the provisions of the loan contract and business contract corresponding to the loan use.

4) The commitments made by the Borrower at the time of contract execution shall remain true and effective, no existing of significant or material adverse changes, no happening of other material adverse events which could affect the performance of this Contract;

5) Other agreement: The loan usage shall be consistent with the proposed usage in the application.

3.4.2 Method of Withdrawal

3.4.2.1 General Loan for Liquid Capital
The Borrower shall withdraw the loan on agreed amount and at specified date. It is required to submit application to the Lender one day earlier for intention of adjusting the withdrawal plan and shall obtain the Lender’s consent. Where the Borrower fails to go through the withdrawal procedures as prescribed by the Contract and further fails to submit an application for delaying the withdrawal, the Lender may request the Borrower to handle the procedures within specified period; otherwise, the Lender may cancel part of or the entire loan which has not been withdrawn and collect compensation for the cancelled amount of loan, the Lender could further re-determine whether to release the loan or not, as well as the conditions for loan withdrawal.

3.4.2.2  Recyclable liquid capital

3.4.2.2.1  The Borrower may submit separate loan applications to the Lender within the line of credit.  Upon review and approval by the Lender, the Borrower may start the withdrawal procedures.  But the term of each loan shall not exceed one year.  In addition, the maturity date of each loan shall be within six months of the maturity date of the line of credit.

3.4.2.2.2  When the Borrower applies for withdrawal, it must submit a written withdrawal application, the contract in connection with the use of the loan, invoice and other relevant documents to the Lender.

3.4.2.3  Self-Service Recyclable Liquid Capital
Depending on its needs, the Borrower may initiate separate withdrawals within the line of credit through the sales counters or the electronic self-service channels provided by the Lender.  However, the amount of each loan shall not be lower than RMB 50,000 and shall be multiples of RMB 10,000.  The term of each loan shall not exceed one year and the maturity date of each loan shall not exceed the maturity date of the line of credit.

3.4.3 Loan Payment

3.4.3.1 Entrusted Payment

3.4.3.1.1 if adopting one of under distribution, the Borrower shall authorize the Lender to pay the loan funds to Borrower’s transaction parties whose transaction contracts meet the condition described in this contract and business contracts’ the agreed purpose;

(1) The payment objects are clear and single withdrawal amount is more than / % of loan amount,

(2) The payment objects are clear and single withdrawal amount is more than 5 million RMB (include equal value foreign currency)

(3) Other cases the two parties agree:             /

3.4.3.1.2 If adopting the entrusted payment, the Borrower shall submit an application for withdrawal and the notice on entrusted payment to the Lender one day earlier, who is also required to provide related materials, such as business contract corresponding to the withdrawal, invoices and other certificates. Upon confirmation, the Lender will pay the loan directly to the Borrower’s trading partner through the Borrower’s account. Where the application for withdrawal is inconsistent with the provisions for withdrawal as prescribed in the Contract, or the application for entrusted payment is inconsistent with the Contract, existing incomplete or false trading information, the Lender may choose not to release or pay the loan; and the Lender shall not be liable for breaching of contract by the Borrower to its trading partners or other damages hereunder. The Lender shall not bear responsibility for the delay of or failure in loan release due to incorrect and incomplete payment information provided by the Borrower.

3.4.3.1.3 If the Borrower applies for payment suspension or abandon the payment entrustment, it shall submit the application in written prior to the payment by the Lender. Upon the Lender’s confirmation, the entrusted payment will be suspended and the correspondent loan could be collected back; however, the interest for correspondent loan shall be collected pursuant to the Contract during this period. Where the Borrower applies to resume the entrusted payment afterward, it shall handle the procedures according to provision 3.4.3.1.2.

3.4.3.1.4 No condition shall be attached to the entrusted payment。If there is condition attached to the Notice of Entrusted Payment, no obligation shall be created to the Lender hereof. Unless otherwise specified in written, the Borrower is not obligated to inform the Lender for issues of payment entrustment, suspension, abandonment and resuming.

3.4.3.1.5 If adopting the entrusted payment, the Lender will be entitled to restrict the Borrower’s relevant account in functions of payments and automatic withdrawals through off-counter channels such as internet banking, telephone banking, cash management channel and etc.

3.4.3.2  Independent Payment
Excluding conditions as agreed in provisions 3.4.3.1.1 and 4.1.1, the Borrower may choose independent payment according to the Contract when the loan has been issued to its account. The Borrower shall inform the Lender of the loan using progress, and further provide business contracts, invoices and other notes corresponding to the record of loan using in a timely manner as per its requirement. The Lender may confirm whether the loan has been used for specified purpose through account analysis, notes examination and field investigation.

3.4.3.3 The Borrower shouldn’t avoid entrusted payment by the Lender by means of breaking up the whole into parts or providing false information, etc.

3.4.3.4 Should the conditions of 1) degrading of credit status, 2) poor performance in main business， 3）abnormality in loan usage and 4) failing to use the loan on specified purpose happen to the Borrower, the Lender may choose to stop loan releasing and payment.

3.4.4 Return of Withdrawal

3.4.4.1 Where the loan been withdrawn exceeds the amount been actually paid for related transactions or the traded amount has been returned due to the failure in performing the entire business contract in correspondent to the loan under this Contract, or the business contract is terminated or becomes ineffective, though not contributed to the fault of Borrower, it shall return correspondent withdrawn loan back to the Lender.

3.4.4.2 Where the Borrower fails to spend the loan on specified purpose, the Lender is entitled to collect the loan back.

3.4.4.3 Before the loan was returned to the Lender as required by provisions 3.4.4.1 and 3.4.4.2, the interest shall be calculated and collected pursuant to provisions 3.3.1 and 3.3.2.

3.5 Financial Index Monitoring
N/A

3.6 Account Supervision

3.6.1 The Borrower’s account for capital collection is as below:

The bank settlement account opened in Agricultural Bank of China, Shuanglong Branch, account number: 24219201040002355

3.6.2 The Lender is entitled to supervise the capital collection account by taking actions as below:
(1) Request the Borrower providing the flow in and out conditions of the capital collection account from time to time.
(2) Others.           /

3.7 Loan Repayment

3.7.1 Method of Loan Repayment

3.7.1.1 The Borrower shall deposit the matured principal and interest into the account for repayment designated by the Lender prior to the date of repayment, and it shall irrevocably authorize the Lender to collect money from this account. If the balance of account for repayment is not sufficient, the Lender may collect money from other accounts which are opened by the Borrower in each institutions affiliated to the Agricultural Bank of China according to law.

3.7.1.2 If the Lender exercises its right of offset according to law or contract, the Borrower may raise a dispute within 7 days which is dated from the Lender informing the Borrower by written, oral or other methods.

3.7.2 Order of Repayment

3.7.2.1 Unless otherwise specified, the loan shall be repaid according to the order as below:
1) If there are several debts matured between the Lender and Borrower, and the amount of repayment is not sufficient to pay off the entire debts on due, it will be the Lender to decide the order of loan repayment and offset;

2) Where the Lender exercises its right of offsetting according to law or contract, it will be the Lender to decide the order of offsetting; When the Lender exercises its right of subrogation, it will be the Lender to decide the order of secondary debtor paying off the debts.

3.7.2.2 Where the Borrower’s balance is not sufficient to pay off the loan on due, the Lender can choose to treat the repayment as principal, interest, penalty interest, compound interest or expenditure on the realization of creditor’s right.

3.7.3 Repayment ahead of Schedule

3.7.3.1 The Borrower shall inform the Lender in written three days in advance for intention of repayment ahead of schedule and shall obtain its approval. The orders of repayment please refer to the provision 3.7.2.

3.7.3.2 For loan repayment ahead of schedule, the interest will be collected by the method as below and the interest will end with the last payment of principal:
(1) The interest will be collected according to the loan term and interest rate as agreed.
(2) The interest will be collected according to the loan term and the rate rise / % upon agree interest rate in the contract
(3) Others      /

3.7.3.3 Where the Borrower repays the loan in advance, returned capital shall only be more than / RMB and is the integer multiples of / RMB.

3.7.3.4 Where the Borrower repays the loan in advance, the Borrower can charge fees from the lender, the fee is calculated according as      /
(1) Remaining term of the loan (in months, Less than one month calculate by a month) × amount of repays the loan in advance × 1‰
(2) others

3.7.3.5 Where the Borrower only repays part of the loan in advance, it shall pay interest for remaining part of the loan

3.7.4 Term Extension
Where the Borrower of ordinary current capital fails to repay the loan in specified date, it may apply for extension to the Lender. The application shall be submitted 15 days prior to the maturity date and an agreement on term extension will be executed upon the Lender’s consent.

3.8 Loan Note

3.8.1 The loan note constitutes a part of this Contract. All those information, including amount of loan, amount of loan withdrawal, amount of repayment, date of loan release and loan maturity, loan term, loan interest, loan usage shall be subject to the record of loan note when they are inconsistence with those information recorded or not yet recorded information.

 3.8.2 Under the loan form of recycled self-service current capital, if the Borrower withdraws the loan through electronic self-service channel, all those information, including amount of loan, amount of loan withdrawal, amount of repayment, date of loan release and loan maturity, loan term, loan interest, loan usage shall be subject to the electric record.

3.9 Guaranty

3.9.1 The method of guaranty for the loan under this Contract is the Maximum Pledge Contract. Contract No: 53100720110000041

3.9.2 The guaranty contract will be executed among the Lender, Borrower and Guarantor separately.

3.10 Rights and Obligations

3.10.1  Lender’s Rights and Obligations
1) Withdraw the loan as agreed in this Contract;

2) Repay the principal and interest at full amount and in a timely manner;

3) Shall use the loan by law or by the purpose and method as prescribed in the contract, and may neither use the loan for fixed assets or equity investment nor manufacturing or business operation prohibited by the state;

4) Accept the supervision and examination by the Lender or its trustee over the Borrower’s financial activities and loan usage; Submit materials related to the loan usage, financial information or other information as required by the Lender;

5) The Borrower shall inform the Lender in written and obtain its consent to put following activities into practice; the Lender may also participate in activities as below:

i. Activities about contracting, leasing, shareholding reform, jointing operation, merging, separating, registered capital reducing, jointing venture, assert transferring, major outbound investment, bond issuing, large amount of financing, material associated transaction, applying for stopping operation for correction, applying for dissolving, applying for bankrupting, etc.

ii. Provide large amount of guarantee or mortgage, pledge with its major asset to third party, which may affect the Borrower’s ability of loan repaying;

iii. Other adverse conditions may cause significant change to the debt relationship under this Contract or affect the realization of creditor’s right;

6) The Borrower shall inform the Lender in written within 5 days upon the happening of following events:
i. The Borrower and its legal representative, person in charge or actual controller are involved in illegal activities;

ii. Stop production or operation, cancellation or forced cancellation of business license;

iii. Deterioration of financial status, material difficulty in production and operation or significant adverse dispute;

iv. Other issues may affect adversely the realization of creditor’s right.

7) The Borrower shall inform the Lender in written within 7 days upon the happening of following events:
i. Changes in affiliated relationships, major changes in management, major adjustments in organizational structure;

ii. Major changes in registered names, place of residence and scope of business or in franchised issues;

iii. Increase in registered capital, material amendment to the articles of incorporation;

iv. Changes in other issues which may affect the Borrower’s performance of debt;

8) The Borrower may not escape from debt by means of withdrawing funds, transferring assets or, may not participate in other activities that could damage the Lender’s benefit;

9) The Borrower shall be liable for expenditures on legal service, insurance, transportation, evaluation, registration, custody, identification or notarization related to this Contract or guarantee under this Contract;

10) Other rights and obligations as regulated by law or as agreed by both parties.

3.10.2 The Lender’s Rights and Obligations
1) Shall release the loan at full amount and in timely manner, provided that the delay of loan release is caused by the Borrower itself or other causes beyond the Borrower’s fault;
2) Be entitled to supervise or examine over the Borrower’s conditions on production and operation, financial status, supplies storage and loan usage, also to request providing with relevant documents and information;
3) If the following events happen: i) the loan security or debt performance may be affected, or ii) the Guarantor encounters production or operation halts, cancellation of business license, bankruptcy, revocation or major loss in operation which could cause losing part of or entire ability of guaranty; or iii) the value reduce, accidental damage or loss of collateral which could jeopardizes the realization of guaranty. The Lender may request the Borrower to improve its protection on creditor’s right and provide other effective guaranty; the Lender may also reduce or cancel the line of credit, stop releasing the loan, announcing that the loan under this Contract and other contracts matures ahead of schedule, therefore needs to be collected in advance.
4) Other rights and obligations as regulated by law or as agreed by both parties.

3.10.3 Other Obligations

3.10.3.1 Each party shall bear its confidential obligation for another party for trade secrets and other interest-related information during the course of contract execution and performance; Neither party shall disclose the above mentioned information to third party without obtaining consent from another party, unless otherwise specified by laws and regulations.

3.10.3.2 Upon the termination of rights and obligation under this Contract, each party is required to perform its duty of noticing and assisting as necessary as per the principle of good faith.

4. Supplemental Provisions
All provisions as below are applicable to the loan under this Contract and is binding to both parties

4.1 Conditions on Loan Usage

4.1.1 The interest shall be collected as agreed during the period of being limited to use the loan.

4.1.2 Before the condition for loan usage is satisfied, the Borrower shall inform the Lender immediately when such activities happen: 1) been inquired by concerned authorities; 2) accounts been frozen or deducted or 3) been claimed the right by third party.

4.2 Other Provisions
None.

5. Legal Liability

5.1 The following actions conducted by the Borrower shall constitute breach of contract:
1) Violate the obligations as prescribed in this Contract;
2) Fails in performing the promise as made in Provision 2 under this Contract;
3) Clearly express its willing by words or actions of neither paying off the debts on due nor debts unexpired;
4) The Lender announces that the Borrower’s act has constituted breach of Contract due to failure in performing or fulfilling the obligations as agreed in other contracts between the two parties;
5) Other conditions that the Borrower fails in performing or fulfilling the Contract.

5.2 The Lender may terminate this Contract or other contracts between the two parties if the following conditions happen:
1) The actions of the Borrower or its Guarantor have constituted breach of contract;
2) Significant adverse changes may happen to the Borrower’s or its Guarantor’s ability of repaying the loan；
3) The mortgage or pledge may have suffered from significant damage or value impairment;
4) Adjustment to state policies may have significant adverse effect to security of loan;
5) The Borrower conducts act of material breach of contract to other creditors.
6)  Other conditions that could terminate the Contract by law or as per the agreement between the two parties.
If the Contract is terminated by the Lender, the Borrower may raise a dispute within 7 days which is dated from the Lender informing the Borrower by written, oral or other methods.

5.3 Should conditions mention in the Provisions 5.1 and 5.2 really happen, the Lender may take following remedy measures:
1) Request the Borrower or Guarantor to correct its act of breach or other acts of undermining the security of loan, putting other measures of debt guarantee into practice or proving other effective guarantee.
2) Should the Borrower fail in using, repaying the loan or paying interest as agreed in this Contract, the Lender may levy penalty interest and compound interest for this purpose, until the Borrower pays off the principal and interest;
3) Reduce or cancel the Borrower’s line of credit in loan borrowing, stop releasing the loan, collect the already released loan ahead of schedule, announcing that the loan under other loan contracts between the two parties has expired.
4) Exercise legal or prescribed right of offset to the Borrower;
5) Request the Borrower to bear liability of damage or other legal liabilities;
6) Take measure of asset protection or other legal measures accordingly;
7) May disclose the Borrower’s act of breach of contract;
8) Other remedies.

5.4 Where the Lender is forced to realize its creditor’s right through litigation or arbitration due to the Borrower’s breach of contract, it shall be liable for expenses on lawyer, business travel, enforcement, evaluation and other expenditures necessary to realize the creditor’s right.

5.5 On condition that the Borrower has performed its obligations under this Contract, if the Lender fails in releasing the loan in full amount at specified period, it shall be liable for all actual damages suffered by the Borrower.

6.  Other Matters

6.1 Notice
All notices and communication under this Contract shall be delivered to the other party as per the mailing address, telex No. or other ways of contact recorded in this Contract, and one party shall inform the other party timely for changes in method of contact.

6.2 Settlement of Dispute

6.2.1 If there is any dispute in the process of implementing this contract, the two parties can negotiate to settle it, and also can settle it as per the method 1 below:
1. Lawsuit. The People’s Court in the Lender’s residence has the jurisdiction.
2. Arbitration. Submit the dispute to      /      （the name of the arbitration organization）and arbitrate it according to its arbitration rules.

6.2.2 During the lawsuit or the arbitration, the terms under this contract which have not been involved in the dispute still need to be executed.

6.3 Contract Effectiveness

6.3.1 This Contract shall come into force as of the date of execution and sealing by both parties.

6.3.2 Place of execution:

6.3.3 Where part of the Contract or the entire Contract are required to be enforced in accordance with newly announced laws and regulation prior to the complete implementation due to changes in laws and regulations, the Lender may put relevant provisions into practice accordingly. Unless otherwise agreed upon by both parties.

6.3.4 Anything not covered in this Contract will be discussed separately by both parties.

6.3.5 This Contract shall be executed in three original copies, each for both parties, each for Guarantor, which shall have equal force and effect.

Declaration by the Borrower: The Lender has reminded us paying attention to relevant provisions (especially those provisions in black) hereof by law and, at our request, explained the provisions as necessary. We have read and understood the provisions here above.

Borrower (Seal & Signature):

“KUNMING SHENG HUO PHARMACEUTICS (GROUP) CO., LTD.” (Seal)

Legal Representative or Authorized Agent: Gui Hua Lan (Signature)

Lender (Seal & Signature):

“AGRICULTURAL BANK OF CHINA KUNMING SHUANGLONG BRANCH” (Seal)

Principal or Authorized Agent: Wei Li (Signature)

Date of Execution: August 26, 2011
Place of Execution: Agricultural Bank of China Kunming Shuanglong Branch